Exhibit 99.1

News Release

International Paper Reports Fourth-Quarter and 2012 Earnings

Record Cash Generation from Operations

Temple-Inland Acquisition Delivering Results

MEMPHIS, Tenn. – January 29th, 2013 – International Paper (NYSE: IP) reported preliminary full-year 2012 net earnings attributable to common shareholders totaling $794 million ($1.80 per share) compared with $1.3 billion ($3.03 per share) in full-year 2011. In the fourth quarter of 2012, the company reported net earnings of $235 million ($0.53 per share) compared with $281 million ($0.65 per share) in the fourth quarter of 2011. Amounts in all periods include special items and non-operating pension expense.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Fourth Quarter 2012	Fourth Quarter 2011	Full Year 2012	Full Year 2011
Net Earnings	$0.53	$0.65	$1.80	$3.03
Less – Discontinued Operations Gain	(0.02)	—	(0.10)	(0.11)
Net Earnings from Continuing Operations	$0.51	$0.65	$1.70	$2.92
Add Back – Net Special Items Expense	0.11	0.07	0.69	0.14
Add Back – Non-Operating Pension Expense	0.07	0.01	0.26	0.06
Operating Earnings*	$0.69	$0.73	$2.65	$3.12

*	Operating Earnings is defined as net earnings from continuing operations (GAAP) excluding special items and non-operating pension expense.

Full-year 2012 Operating Earnings were $1.2 billion ($2.65 per share) compared with $1.4 billion ($3.12 per share) in 2011. Operating Earnings in the fourth quarter of 2012 totaled $305 million ($0.69 per share) compared with $319 million ($0.73 per share) in the fourth quarter of 2011.

Annual sales totaled $27.8 billion in 2012 compared with $26.0 billion in 2011. Quarterly net sales were $7.1 billion in the fourth quarter compared with $6.4 billion in the fourth quarter of 2011.

Full-year 2012 business segment operating profits were $2.0 billion compared with $2.2 billion in 2011. Business segment operating profits in the fourth quarter were $528 million compared with $577 million in 2011, both of which included special items.

“Our success capturing merger benefits from the Temple-Inland acquisition contributed to our fourth quarter results and IP’s record cash generation from operations in 2012,” said John Faraci, Chairman and Chief Executive Officer. “Given our runway levers and ability to execute, we are positioned to deliver a step-change in earnings as we move through 2013.”

SEGMENT INFORMATION

The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Fourth quarter 2012 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the fourth quarter of 2012 were $368 million ($336 million including special items) compared with $342 million ($255 million including special items) in the third quarter of 2012. The profit increase in North America was the result of improved pricing, partially offset by higher planned outage-related maintenance expenses and input costs. Profits for the segment also benefited from seasonally higher sales volumes in Europe and an insurance settlement related to the earthquake that occurred in Northern Italy.

Printing Papers operating profits were $147 million (before and after special items) in the fourth quarter of 2012 versus $201 million ($202 million including special items) in the third quarter of 2012. North American operations were impacted by higher planned outage-related maintenance expenses, seasonally lower sales and lower average sales price for paper, particularly in export markets. Europe’s results were stronger quarter over quarter mainly from lower planned maintenance expenses.

Consumer Packaging operating profits were $39 million ($41 million including special items) in the fourth quarter of 2012 compared with $67 million (before and after special items) in the third quarter of 2012. Earnings were impacted by higher outage-related maintenance expenses and lower average sales price primarily due to mix, along with cost associated with the start-up of the coated paper machine in China.

xpedx, the company’s North American distribution business, reported operating profits of $11 million ($4 million including special items) in the fourth quarter of 2012 compared with $24 million ($15 million including special items) in the third quarter of 2012, reflecting higher operating expenses in the fourth quarter.

International Paper recorded Ilim joint venture equity earnings of $8 million in the fourth quarter of 2012, compared with equity earnings of $33 million in the third quarter of 2012. Fourth quarter results were lower as modestly higher average prices did not offset increases in input costs. In addition, the after-tax impact of favorable foreign exchange gains was $15 million less in the fourth quarter compared with the third quarter. The gains in both quarters were due to non-cash adjustments associated with the Ilim joint venture’s U.S. dollar denominated debt.

Net corporate expenses, excluding non-operating pension expense, for the 2012 fourth quarter were $15 million compared with $1 million in the third quarter of 2012 and $20 million in the fourth quarter of 2011.

Effective Tax Rate

The effective tax rate before special items for the fourth quarter of 2012 was 22 percent, compared with an effective tax rate before special items of 31 percent in the third quarter of 2012. The lower rate in the 4th quarter is attributable to the release of a $29 million valuation allowance previously imposed on state income tax attributes which the Company now foresees utilizing. The 2012 full year rate was 29 percent compared with 32 percent for the 2011 full year.

Effects of Special Items

Special items in the fourth quarter of 2012 included pre-tax charges of $21 million ($14 million after taxes) for restructuring and other charges, pre-tax charges of $28 million ($19 million after taxes) for integration costs related to the Temple-Inland acquisition, and a gain of $3 million (before and after taxes) for other items. Also included are a net tax expense of $14 million related to internal restructurings and a tax expense of $5 million to adjust deferred tax assets related to post-retirement prescription drug coverage (Medicare Part D reimbursements). Restructuring and other charges included pre-tax charges of $9 million ($6 million after taxes) for debt extinguishment costs, pre-tax charges of $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, and pre-tax charges of $5 million ($4 million after taxes) for other items.

Special items in the third quarter of 2012 included pre-tax charges of $33 million ($24 million after taxes) for restructuring and other charges, pre-tax charges of $58 million ($34 million after taxes) for integration costs related to the Temple-Inland acquisition, and pre-tax charges of $19 million ($49 million after taxes) for costs associated with the divestiture of three containerboard mills. Restructuring and other charges included pre-tax charges of $13 million ($8 million after taxes) for debt extinguishment costs, pre-tax charges of $8 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $16 million ($11 million after taxes) for costs associated with the restructuring of our Packaging business in Europe, and a net pre-tax gain of $4 million (a charge of $1 million after taxes) for other items.

Special items in the fourth quarter of 2011 included a pre-tax charge of $18 million ($13 million after taxes) for restructuring and other charges, a pre-tax gain of $4 million ($3 million after taxes) for an adjustment to the loss on the sale of our Shorewood business, a net tax expense of $22 million and charges of $6 million ($5 million after taxes) for other items. Restructuring and other charges included a pre-tax charge of $14 million ($11 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $12 million ($7 million after taxes) for costs associated with the signing of an agreement to acquire Temple-Inland, and net pre-tax gains of $8 million ($5 million after taxes) for other items. The net tax expense of $22 million included a $24 million expense related to internal restructurings, a $9 million expense for costs associated with our acquisition of a majority interest in Andhra Pradesh Paper Mills Limited, a $13 million benefit related to the release of a deferred tax asset valuation allowance, and $2 million of expense for other items. In addition, a gain of $6 million (before and after taxes) was recorded for interest associated with a tax claim.

Discontinued Operations

Discontinued operations in both the fourth and third quarters of 2012 included the Operating Earnings of Temple-Inland’s Building Products business. Also included are pre-tax charges of $13 million ($8 million after taxes) and $2 million ($1 million after taxes) in the fourth quarter of 2012 and the third quarter of 2012, respectively, for expenses associated with pursuing the divestiture of this business.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. EST / 8:00 a.m. CST today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties in the U.S. who wish to participate in the webcast via teleconference may dial (877) 316-2541. Those outside the U.S. should dial +1 (706) 679-8242 and ask to be connected to the International Paper fourth-quarter and 2012 earnings call. The conference ID number is 82052223. Participants should call in no later than 8:45 a.m. EST/7:45 a.m. CST. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 82052223.

International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging and uncoated papers, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs approximately 68,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2012 were $28 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through a joint venture; (vii) the failure to realize synergies and cost savings from the Temple-Inland transaction or delay in realization thereof; and (viii) our ability to achieve the benefits we expect from all other strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Glenn Landau, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended				Three Months Ended		Twelve Months Ended
	December 31,				September 30,		December 31,
	2012		2011		2012		2012		2011
Net Sales	$7,075		$6,367		$7,026		$27,833		$26,034

Costs and Expenses
Cost of products sold	5,193		4,662	(e)	5,140	(j)	20,587	(n)	18,960	(r)
Selling and administrative expenses	578	(a)	441		527	(k)	2,092	(o)	1,887
Depreciation, amortization and cost of timber harvested	375		321		383		1,486		1,332
Distribution expenses	413		337		403		1,611		1,390
Taxes other than payroll and income taxes	42		35		39		166		146
Restructuring and other charges	21	(b)	18	(f)	33	(l)	109	(p)	102	(s)
Net (gains) losses on sales and impairments of businesses	(3	)(c)	(1	)(g)	18	(m)	86	(q)	218	(t)
Interest expense, net	169		138	(h)	163		672		541	(h)

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	287	(a-c)	416	(e-h)	320	(j-m)	1,024	(n-q)	1,458	(h,r-t)
Income tax (benefit) provision	74	(d)	154	(i)	130		331	(d)	311	(u)
Equity earnings (loss), net of taxes	9		23		34		61		140

Earnings From Continuing Operations	222	(a-d)	285	(e-i)	224	(j-m)	754	(d, n-q)	1,287	(h, r-u)
Discontinued operations, net of taxes	10		—		14		45		49

Net Earnings	$232	(a-d)	$285	(e-i)	$238	(j-m)	$799	(d, n-q)	$1,336	(h, r-u)
Less: Net earnings (loss) attributable to noncontrolling interests	(3)		4		1		5		14	(v)

Net Earnings Attributable to International Paper Company	$235	(a-d)	$281	(e-i)	$237	(j-m)	$794	(d, n-q)	$1,322	(h, r-v)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.52	(a-d)	$0.65	(e-i)	$0.51	(j-m)	$1.72	(d, n-q)	$2.95	(h, r-v)
Discontinued operations	0.02		—		0.03		0.10		0.11

Net earnings	$0.54	(a-d)	$0.65	(e-i)	$0.54	(j-m)	$1.82	(d, n-q)	$3.06	(h, r-v)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.51	(a-d)	$0.65	(e-i)	$0.51	(j-m)	$1.70	(d, n-q)	$2.92	(h, r-v)
Discontinued operations	0.02		—		0.03		0.10		0.11

Net earnings	$0.53	(a-d)	$0.65	(e-i)	$0.54	(j-m)	$1.80	(d, n-q)	$3.03	(h, r-v)

Average Shares of Common Stock Outstanding—Diluted	441.5		436.3		439.8		440.2		437.0

Cash Dividends Per Common Share	$0.3000		$0.2625		$0.2625		$1.0875		$0.9750

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$225	(a-d)	$281	(e-i)	$223	(j-m)	$749	(d, n-q)	$1,273	(h, r-v)
Discontinued operations, net of tax	10		—		14		45		49

Net Earnings	$235	(a-d)	$281	(e-i)	$237	(j-m)	$794	(d, n-q)	$1,322	(h, r-v)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $28 million ($19 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(b)	Includes a pre-tax charge of $9 million ($6 million after taxes) for debt extinguishment costs, a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, and pre-tax charges of $5 million ($4 million after taxes) for other items.
(c)	Includes a gain of $2 million (before and after taxes) for proceeds associated with the 2010 sale of the Arizona Chemical business, a gain of $2 million (before and after taxes) for the sale of the Company’s Shorewood operations, and a charge of $1 million (before and after taxes) for costs associated with the containerboard mill divestitures.
(d)	Includes a net expense of $14 million related to internal restructurings and a $5 million expense to adjust deferred tax assets related to post-retirement prescription drug coverage (Medicare Part D reimbursements).
(e)	Includes a pre-tax charge of $3 million ($2 million after taxes) for an inventory write-off related to the xpedx reorganization.
(f)	Includes a pre-tax charge of $14 million ($11 million after taxes) for severance and other costs associated with the restructuring of the Company’s xpedx operations, a pre-tax charge of $12 million ($7 million after taxes) for costs associated with the signing of an agreement to acquire Temple-Inland, a gain of $4 million (before and after taxes) for the reversal of a reserve related to an asset exchange in Brazil in 2007, and net pre-tax gains of $4 million ($1 million after taxes) for other items.
(g)	Includes a pre-tax gain of $4 million ($3 million after taxes) for an adjustment to the previously recorded loss to reduce the carrying value of the Company’s Shorewood business and a charge of $3 million (before and after taxes) for asset impairment charges at our Inverurie, Scotland mill which was closed in 2009.
(h)	Includes a gain of $6 million (before and after taxes) for interest associated with a tax claim.
(i)	Includes $24 million of expense related to internal restructurings, $9 million of expense for costs associated with our acquisition of a majority interest in Andhra Pradesh Paper Mills Limited, $13 million of benefit related to the release of a deferred tax asset valuation allowance, and $2 million of expense for other items.
(j)	Includes a charge of $1 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(k)	Includes a pre-tax charge of $58 million ($34 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(l)	Includes a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, a pre-tax charge of $8 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $16 million ($11 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in Europe, and a pre-tax gain of $4 million (a loss of $1 million after taxes) for other items.
(m)	Includes a pre-tax charge of $19 million ($49 million after taxes) for costs associated with the containerboard mill divestitures and a gain of $1 million (before and after taxes) for other items.
(n)	Includes a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value and a charge of $5 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(o)	Includes a pre-tax charge of $164 million ($108 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(p)	Includes a pre-tax charge of $48 million ($30 million after taxes) for debt extinguishment costs, a pre-tax charge of $44 million ($28 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $17 million ($12 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in Europe, and net pre-tax charges of $0 million ($4 million after taxes) for other items.
(q)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $29 million ($55 million after taxes) for costs associated with the containerboard mill divestitures, a gain of $2 million (before and after taxes) for proceeds associated with the 2010 sale of the Arizona Chemical business, a gain of $2 million (before and after taxes) for the sale of the Company’s Shorewood operations, and a pre-tax gain of $1 million ($2 million after taxes) for other items.
(r)	Includes a pre-tax charge of $27 million ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota and a pre-tax charge of $3 million ($2 million after taxes) for an inventory write-off related to the reorganization of the Company’s xpedx business.
(s)	Includes a pre-tax charge of $49 million ($34 million after taxes) for severance and other costs associated with the restructuring of the Company’s xpedx operations, a pre-tax charge of $32 million ($19 million after taxes) for early debt extinguishment costs, a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a pre-tax charge of $20 million ($12 million after taxes) for costs associated with signing an agreement to acquire Temple-Inland, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the sale of the Company’s Shorewood operations, a pre-tax gain of $21 million ($13 million after taxes) related to the reversal of environmental reserves due to the announced repurposing of a portion of the Franklin mill, a gain of $4 million (before and after taxes) for the reversal of a reserve related to an asset exchange in Brazil in 2007, and a charge of $4 million (before and after taxes) for other items.
(t)	Includes a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business, a pre-tax charge of $78 million (a gain of $143 million after taxes) to reduce the carrying value of the Shorewood business based on the terms of the definitive agreement to sell this business, and a charge of $11 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.
(u)	Includes $222 million of benefit related to the reduction of the carrying value of the Shorewood business and the write-off of a deferred tax liability associated with Shorewood, $24 million of expense related to internal restructurings, $9 million of expense for costs associated with our acquisition of a majority interest in Andhra Pradesh Paper Mills Limited, $13 million of benefit related to the release of a deferred tax asset valuation allowance, and $2 million of expense for other items.
(v)	Includes noncontrolling interest income of $8 million (before and after taxes) associated with the fixed asset impairment of Shorewood Mexico.

International Paper Company

Reconciliation of Operating Earnings to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
Operating Earnings	$305	$319	$358	$1,167	$1,365

Non-Operating Pension	(31)	(7)	(28)	(113)	(29)
Restructuring and other charges	(33)	(15)	(59)	(199)	(85)
Net gains/(losses) on sales/impairments of businesses	3	—	(48)	(87)	36
Interest income	—	6		—	6
Income tax adjustments	(19)	(22)	—	(19)	(27)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	—	7

Earnings from Continuing Operations	225	281	223	749	1,273
Discontinued operations	10	—	14	45	49

Net Earnings as Reported	$235	$281	$237	$794	$1,322

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,		September 30,	December 31,
	2012	2011	2012	2012	2011
Diluted Earnings per Common Share

Operating Earnings Per Share	$0.69	$0.73	$0.81	$2.65	$3.12

Non-Operating Pension	(0.07)	(0.01)	(0.06)	(0.26)	(0.06)
Restructuring and other charges	(0.08)	(0.03)	(0.13)	(0.45)	(0.19)
Net gains/(losses) on sales/impairments of businesses	0.01	—	(0.11)	(0.20)	0.08
Interest income	—	0.01		—	0.01
Income tax adjustments	(0.04)	(0.05)	—	(0.04)	(0.06)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	—	0.02

Diluted Earnings Per Common Share from Continuing Operations	0.51	0.65	0.51	1.70	2.92
Discontinued operations	0.02	—	0.03	0.10	0.11

Diluted Earnings per Common Share as Reported	$0.53	$0.65	$0.54	$1.80	$3.03

Notes:

(1)	The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months			Three Months	Twelve Months
	Ended			Ended	Ended
	December 31,			September 30,	December 31,
	2012	2011		2012	2012	2011
Industrial Packaging	$3,380	$2,510		$3,335	$13,280	$10,430
Printing Papers	1,580	1,550		1,580	6,230	6,215
Consumer Packaging	815	905		765	3,170	3,710
Distribution	1,530	1,625		1,535	6,040	6,630
Corporate and Inter-segment Sales	(230)	(223)		(189)	(887)	(951)

Net Sales	$7,075	$6,367		$7,026	$27,833	$26,034

Operating Profit by Industry Segment

	Three Months			Three Months	Twelve Months
	Ended			Ended	Ended
	December 31,			September 30,	December 31,
	2012	2011		2012	2012	2011
Industrial Packaging	$336 (1)	$306	(5)	$255 (1)	$1,066 (1)	$1,147	(5)
Printing Papers	147	189	(6)	202 (2)	599 (2)	872	(6)
Consumer Packaging	41 (3)	66	(7)	67	268 (3)	163	(7)
Distribution	4 (4)	16	(8)	15 (4)	22 (4)	34	(8)

Operating Profit	528	577		539	1,955	2,216

Interest expense, net	(169)	(138	)(9)	(163)	(672)	(541	)(9)
Noncontrolling interest/equity earnings adjustment(10)	(8)	4		—	—	10
Corporate items, net	(15)	(20)		(1)	(51)	(102)
Restructuring and other charges	(11)	4		(15)	(51)	(82)
Net gains (losses) on sales and impairments of businesses	2	—		—	2	—
Non-operating pension expense	(40)	(11)		(40)	(159)	(43)

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	$287	$416		$320	$1,024	$1,458

Equity Earnings in Ilim Holdings S.A., Net of Taxes	$8	$25		$33	$56	$134

(1)	Includes charges of $28 million for the three months ended December 31, 2012, $58 million for the three months ended September 30, 2012 and $164 million for the twelve months ended December 31, 2012 for integration costs associated with the Temple-Inland acquisition, charges of $1 million for the three months ended December 31, 2012, $19 million for the three months ended September 30, 2012 and $29 million for the twelve months ended December 31, 2012 for costs associated with the divestiture of three containerboard mills, charges of $1 million for the three months ended December 31, 2012, $16 million for the three months ended September 30, 2012, and $17 million for the twelve months ended December 31, 2012 for costs associated with the restructuring of our Packaging business in Europe, a charge of $62 million for the twelve months ended December 31, 2012 to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value, a charge of $20 million for the twelve months ended December 31, 2012 related to the write-up of the Temple-Inland inventory to fair value and a gain of $3 million for the twelve months ended December 31, 2012 for other items.
(2)	Includes a gain of $1 million for the three months ended September 30, 2012, and a net gain of $0 million for the twelve months ended December 31, 2012 related to the acquisition of Andhra Pradesh Paper Mills Limited.
(3)	Includes a gain of $2 million and a gain of $3 million for the three months and twelve months ended December 31, 2012, respectively, for adjustments related to the sale of the Shorewood business.
(4)	Includes charges of $7 million for the three months ended December 31, 2012, $9 million for the three months ended September 30, 2012, and $49 million for the twelve months ended December 31, 2012 for costs associated with the restructuring of the Company’s xpedx operation.
(5)	Includes charges of $12 million for the three months ended December 31, 2011 and $20 million for the twelve months ended December 31, 2011 for costs associated with signing an agreement to acquire Temple-Inland, a gain of $2 million for the three months and twelve months ended December 31, 2011 for an adjustment to the Albany mill shutdown reserve, a gain of $7 million for the twelve months ended December 31, 2011 for a bargain purchase price adjustment on an acquisition by our joint venture in Turkey, and costs of $2 million for the twelve months ended December 31, 2011 for additional closure costs for the Etienne mill in France.
(6)	Includes gains of $2 million for the three months ended December 31, 2011 and $24 million for the twelve months ended December 31, 2011 related to the repurposing of the Franklin mill, and charges of $3 million and $11 million for the three months and twelve months ended December 31, 2011, respectively, for asset impairment costs associated with the Inverurie mill.
(7)	Includes a gain of $4 million for the three months ended December 31, 2011, and a charge of $78 million for the twelve months ended December 31, 2011 to reduce the carrying value of the Shorewood business to fair market value, a charge of $129 million for the twelve months ended December 31, 2011 for a fixed asset impairment for the North American Shorewood business, an $8 million gain for the twelve months ended December 31, 2011 for noncontrolling interest related to the fixed asset impairment at Shorewood Mexico, and a charge of $2 million for the twelve months ended December 31, 2011 for costs associated with the reorganization of the Company’s Shorewood operations.
(8)	Includes charges of $17 million for the three months ended December 31, 2011, and $52 million for the twelve months ended December 31, 2011 associated with the restructuring of the Company’s xpedx operations.
(9)	Includes a gain of $6 million for the three months and twelve months ended December 31, 2011 for interest associated with a tax claim.
(10)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended December 31, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$368	$147	$39	$11	$565
Restructuring and other charges	(31)	—	—	(7)	(38)
Net gains (losses) on sales and impairments of businesses	(1)	—	2	—	1

Operating Profit as Reported	$336	$147	$41	$4	$528

	Three Months Ended December 31, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$316	$190	$62	$33	$601
Restructuring and other charges	(10)	2	—	(17)	(25)
Net gains (losses) on sales and impairments of businesses	—	(3)	4	—	1

Operating Profit as Reported	$306	$189	$66	$16	$577

	Three Months Ended September 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$342	$201	$67	$24	$634
Restructuring and other charges	(69)	1	—	(9)	(77)
Net gains (losses) on sales and impairments of businesses	(18)	—	—	—	(18)

Operating Profit as Reported	$255	$202	$67	$15	$539

	Twelve Months Ended December 31, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$1,355	$599	$265	$71	$2,290
Restructuring and other charges	(198)	—	—	(49)	(247)
Net gains (losses) on sales and impairments of businesses	(91)	—	3	—	(88)

Operating Profit as Reported	$1,066	$599	$268	$22	$1,955

	Twelve Months Ended December 31, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$1,160	$859	$364	$86	$2,469
Restructuring and other charges	(20)	24	(2)	(52)	(50)
Net gains (losses) on sales and impairments of businesses	—	(11)	(199)	—	(210)
Bargain purchase price adjustment recorded in equity earnings	7	—	—	—	7

Operating Profit as Reported	$1,147	$872	$163	$34	$2,216

(1)	The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	The Company has substantially completed its land sales and earnings for future land sales are expected to be insignificant. Beginning in 2011, Forest Products is no longer reported as a separate industry segment.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2012	2011	2012	2012	2011
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (2)	2,602	1,806	2,665	10,523	7,424
Containerboard (2)	828	582	823	3,228	2,371
Recycling	595	575	620	2,349	2,435
Saturated Kraft	36	39	47	166	161
Gypsum/Release Kraft	38	—	37	127	—
Bleached Kraft	29	20	30	114	95
European Industrial Packaging	262	264	244	1,032	1,047
Asian Box	103	107	108	410	444

Industrial Packaging	4,493	3,393	4,574	17,949	13,977

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	627	641	668	2,617	2,616
European & Russian Uncoated Papers	338	311	326	1,286	1,218
Brazilian Uncoated Papers	306	315	290	1,165	1,141
Indian Uncoated Papers (3)	61	49	59	246	49

Uncoated Papers	1,332	1,316	1,343	5,314	5,024

Market Pulp (4)	438	358	414	1,593	1,410

Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	368	352	378	1,507	1,560
European Coated Paperboard	94	88	93	372	332
Asian Coated Paperboard	340	261	242	1,059	998

Consumer Packaging	802	701	713	2,938	2,890

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes Temple-Inland volumes from date of acquisition in February 2012.
(3)	Includes APPM volumes from date of acquisition in October 2011.
(4)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	December 31,	December 31,
	2012	2011
Assets

Current Assets
Cash and Temporary Investments	$1,302	$3,994
Accounts and Notes Receivable, Net	3,562	3,486
Inventories	2,730	2,320
Deferred Income Tax Assets	323	296
Assets held for sale	759	196
Other	229	164

Total Current Assets	8,905	10,456

Plants, Properties and Equipment, Net	13,949	11,817
Forestlands	622	660
Investments	887	657
Financial Assets of Special Purpose Entities	2,108	—
Goodwill	4,315	2,346
Deferred Charges and Other Assets	1,367	1,082

Total Assets	$32,153	$27,018

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$444	$719
Liabilities held for sale	44	43
Accounts Payable and Accrued Liabilities	4,510	3,976

Total Current Liabilities	4,998	4,738

Long-Term Debt	9,696	9,189
Nonrecourse Financial Liabilities of Special Purpose Entities	2,036	—
Deferred Income Taxes	3,026	2,497
Pension Benefit Obligation	4,115	2,375
Postretirement and Postemployment Benefit Obligation	466	476
Other Liabilities	1,180	758

Equity
Invested Capital	2,642	3,290
Retained Earnings	3,662	3,355

Total Shareholders’ Equity	6,304	6,645

Noncontrolling interests	332	340

Total Equity	6,636	6,985

Total Liabilities and Equity	$32,153	$27,018

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Twelve Months Ended December 31,
	2012	2011
Operating Activities
Net earnings	$794	$1,322
Discontinued operations, net of taxes and noncontrolling interests	(40)	(35)

Earnings from continuing operations	$754	$1,287
Depreciation, amortization and cost of timber harvested	1,486	1,332
Deferred income tax expense (benefit), net	211	317
Restructuring and other charges	109	102
Pension plan contribution	(44)	(300)
Net losses on sales and impairments of businesses	86	218
Equity (earnings) loss, net	(61)	(140)
Periodic pension expense, net	342	195
Other, net	(7)	169
Changes in current assets and liabilities
Accounts and notes receivable	377	(128)
Inventories	(28)	(56)
Accounts payable and accrued liabilities	(273)	(389)
Interest payable	30	6
Other	(22)	62

Cash provided by operations—Continuing Operations	2,960	2,675
Cash used for operations—Discontinued Operations	7	—

Cash Provided by Operations	2,967	2,675

Investment Activities
Invested in capital projects—continuing operations	(1,383)	(1,159)
Acquisitions, net of cash acquired	(3,734)	(379)
Proceeds from divestitures	474	50
Equity investment in Ilim	(45)	—
Escrow arrangement	—	(25)
Other	(80)	26

Cash used for investment activities—Continuing Operations	(4,768)	(1,487)
Cash used for investment activities—Discontinued Operations	(90)	—

Cash Used for Investment Activities	(4,858)	(1,487)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(35)	(30)
Issuance of common stock	108	—
Issuance of debt	2,132	1,766
Reduction of debt	(2,488)	(517)
Change in book overdrafts	11	(29)
Dividends paid	(476)	(427)
Other	(47)	(21)

Cash Provided by (Used for) Financing Activities	(795)	742

Effect of Exchange Rate Changes on Cash	(6)	(9)

Change in Cash and Temporary Investments	(2,692)	1,921
Cash and Temporary Investments
Beginning of the period	3,994	2,073

End of the period	$1,302	$3,994